UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2001

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	States of Incorporation	I.R.S. Employer I.D. Number
1-16163	WGL Holdings, Inc. 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
1-1483	Washington Gas Light Company 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report:    None

Item 5. Other Events

On March 21, 2001, the Public Service Commission of the District of Columbia ("PSC of DC") issued an Order granting the Office of People's Counsel's request to initiate an investigation into the reasonableness of Washington Gas Light Company's ("WGL" or "Company") base rates. The Office of People's Counsel filed its complaint to initiate this investigation on February 17, 2000. The Company filed its answer on February 28, 2000.The PSC of DC's Order requires the Company to file base rate information no later than ninety (90) days from March 21, 2001.

The PSC of DC's Order did not set a schedule to issue a final order on the Company's rates. The Company cannot predict the ultimate outcome of the investigation that the PSC of DC has ordered. However, the Company does not believe that this investigation will have an effect on the Company's earnings during fiscal year 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    WGL Holdings, Inc.
                                                                                                              and
                                                                                          Washington Gas Light Company
                                                                                                        (Registrants)

Date                March 23, 2001                                             /s/Frederic M. Kline
                                                                                                    Frederic M. Kline
                                                                                 Vice President and Chief Financial Officer
    `                                                                                          (Principal Financial Officer)